Exhibit 21.1

Subsidiaries of Investors Capital Holdings, Ltd.

Subsidiary                                                            Jurisdiction of Incorporation

Investors Capital Corporation                                               MA

ICC Insurance Agency, Inc.                                                  MA

Investors Capital Holdings Securities Corporation            MA

Advisor Direct, Inc.                                                            MA

All subsidiaries are wholly-owned by Investors Capital Holdings, Ltd.